Exhibit 99.1

TYCO ELECTRONICS LTD.

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarters Ended						For the Years Ended
	March 27,	December 26,	September 26,	June 27,	March 28,	December 28,	September 26,	September 28,
	2009	2008	2008	2008	2008	2007	2008	2007
	(in millions, except per share data)

Net sales	$2,337	$2,713	$3,576	$3,782	$3,549	$3,466	$14,373	$12,574
Cost of sales	1,803	1,989	2,568	2,683	2,481	2,468	10,200	8,855
Gross income	534	724	1,008	1,099	1,068	998	4,173	3,719
Selling, general, and administrative expenses	329	411	396	409	392	376	1,573	1,509
Research, development, and engineering expenses	131	144	155	152	145	141	593	532
Pre-Separation litigation charges, net	135	9	(8)	7	23	—	22	887
Separation costs	—	—	—	—	—	—	—	44
Restructuring and other charges, net	189	77	157	16	25	21	219	92
Impairment of goodwill	3,547	—	103	—	—	—	103	—
Income (loss) from operations	(3,797)	83	205	515	483	460	1,663	655
Interest income	3	6	7	6	9	10	32	53
Interest expense	(41)	(42)	(46)	(44)	(50)	(50)	(190)	(232)
Other income (expense), net	3	(1)	(39)	1	13	592	567	(219)
Income (loss) from continuing operations before income taxes and minority interest	(3,832)	46	127	478	455	1,012	2,072	257
Income tax (expense) benefit	594	(14)	(38)	(191)	(162)	(149)	(540)	(465)
Minority interest	(1)	(2)	(1)	(2)	(1)	(1)	(5)	(6)
Income (loss) from continuing operations	(3,239)	30	88	285	292	862	1,527	(214)
Income (loss) from discontinued operations, net of income taxes	1	(67)	114	45	9	87	255	(340)
Net income (loss)	$(3,238)	$(37)	$202	$330	$301	$949	$1,782	$(554)

Basic earnings (loss) per share:
Income (loss) from continuing operations	$(7.07)	$0.07	$0.19	$0.60	$0.60	$1.74	$3.16	$(0.43)
Income (loss) from discontinued operations	—	(0.15)	0.24	0.09	0.02	0.17	0.53	(0.68)
Net income (loss)	$(7.07)	$(0.08)	$0.43	$0.69	$0.62	$1.91	$3.69	$(1.11)

Diluted earnings (loss) per share:
Income (loss) from continuing operations	$(7.07)	$0.07	$0.19	$0.59	$0.60	$1.73	$3.14	$(0.43)
Income (loss) from discontinued operations	—	(0.15)	0.24	0.09	0.02	0.17	0.53	(0.68)
Net income (loss)	$(7.07)	$(0.08)	$0.43	$0.68	$0.62	$1.90	$3.67	$(1.11)

Weighted-average number of shares outstanding:
Basic	458	459	470	478	486	496	483	497
Diluted	458	461	473	482	489	499	486	497